SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 6, 2001
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                             AFG Investment Trust B
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-21390                      04-3157230
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(State or other jurisdiction       (Commission                 (IRS Employer
        of incorporation)           File Number)             Identification No.)


         88 Broad Street, Boston, MA                             02110
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     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (617) 854-5800
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          (Former name or former address, if changed since last report)

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Item 5.   Other Events

         As previously reported, the staff of the Securities and Exchange Commission has informed AFG Investment Trust B (the "Trust") that it believes that it may be an unregistered investment company within the meaning of the Investment Company Act of 1940. Although the Trust does not believe that it is an unregistered investment company, the Trust has agreed to liquidate its assets in order to resolve with the SEC staff the question as to whether it is an unregistered investment company.

         Accordingly, as of December 6, 2001, the managing trustee of the Trust has resolved to cause the Trust to dispose of its assets prior to December 31, 2003. Upon the consummation of the sale or other disposition of its assets, the Trust will be dissolved and the proceeds thereof will be applied and distributed in accordance with the terms of the agreement governing the Trust.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        December 6, 2000               AFG INVESTMENT TRUST B
                                                By:  AFG ASIT Corporation,
                                                     as Managing Trustee


                                             By:/s/ James A. Coyne
                                                --------------------------------
                                                Name:      James A. Coyne
                                                Title:     Senior Vice President